UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

THE MONARCH CEMENT COMPANY
(Exact name of registrant as specified in its charter)

Kansas	0-2757	48-0340590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. BOX 1000,
HUMBOLDT, KANSAS  66748-0900
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (620) 473-2222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 9, 2012, The Monarch Cement Company entered into a new credit agreement dated February 3, 2012 with its current lender, BOKF, NA dba Bank of Oklahoma, which agreement amended and restated its existing credit agreement.

The new agreement provides for a secured credit commitment consisting of an approximately $9.0 million term loan maturing December 31, 2014 and a $15.0 million line of credit maturing December 31, 2012. Interest rates on the Company's line of credit are variable and are based on the lender's prime rate less 0.50% with a 3.50% interest rate minimum or floor. Interest rates on the Company's term loan are variable and based on the lender's prime rate less 0.75% with a 3.00% interest rate minimum or floor.

The new agreement requires the Company to pledge its investment account, receivable accounts and inventory to BOKF, NA dba Bank of Oklahoma as collateral for the term loan and revolving line of credit. Withdrawal of the proceeds of the sale of any equity securities from the pledged investment account must be used to reduce the obligations of the Company to the lender. The agreement contains a financial covenant requiring the Company, as of the end of any fiscal quarter, to maintain a minimum tangible net worth before other comprehensive income of $95.0 million and a minimum tangible net worth after other comprehensive income of $85.0 million. In addition, the agreement prohibits cash outlays for business acquisitions and the purchase of the Company's capital stock and restricts cash dividends and capital expenditures in any fiscal year to a maximum of $3.8 million and $11.5 million, respectively.

Prior to entering into the new agreement, as of December 31, 2011 the Company owed approximately $9.0 million on its then existing term loan and approximately $4.8 million on its then existing revolving line of credit.

The foregoing is a summary of the new credit agreement and does not purport to be a complete summary of the agreement and is qualified in its entirety by reference to the full text of the document attached hereto.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    See the disclosures under Item 1.01, which are incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibits.

10.2	Credit agreement dated February 3, 2012 between BOKF, NA dba Bank of Oklahoma and The Monarch Cement Company entered into on February 9, 2012.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONARCH CEMENT COMPANY

Dated: February 15, 2012

By:  /s/ Debra P. Roe
Debra P. Roe, CPA
Chief Financial Officer and
Assistant Secretary-Treasurer
(principal financial officer and
principal accounting officer)